                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                      ROCKY MOUNTAIN MEDICAL CENTER, INC.,

                             A DELAWARE CORPORATION,

                                       AND

                 BOARD OF EDUCATION OF GRANITE SCHOOL DISTRICT,

                      A BODY CORPORATE OF THE STATE OF UTAH

                            DATED: DECEMBER 15, 2003

                               TABLE OF CONTENTS

1.       Recitals..................................................................................................    1

2.       Description of the Property...............................................................................    1
         2.1      Real Property....................................................................................    1
         2.2      Personal Property................................................................................    1
         2.3      Contracts and Permits............................................................................    2

3.       Purchase Price............................................................................................    2

4.       Escrow Agreement and Earnest Money Deposits...............................................................    2

5.       Special Warranty Deed.....................................................................................    2
         5.1      Deed Restriction.................................................................................    2

6.       1031 Exchange.............................................................................................    3

7.       Water Rights..............................................................................................    3

8.       Seller Disclosures........................................................................................    3
         8.1      Environmental....................................................................................    3
         8.2      Survey...........................................................................................    3
         8.3      Zoning...........................................................................................    3
         8.4      Use Restrictions.................................................................................    3
         8.5      Leases...........................................................................................    3

9.       Transfer of the Property and Permitted Exceptions.........................................................    4
         9.1      Conveyance of Property and Title Insurance.......................................................    4
         9.2      Extended Coverage and Endorsements...............................................................    4
         9.3      Permitted Exceptions.............................................................................    4
         9.4      Approval of Title................................................................................    4
         9.5      Condition of Property............................................................................    4

10.      Due Diligence.............................................................................................    5
         10.1     Due Diligence Deadline...........................................................................    5
         10.2     Access...........................................................................................    5
         10.3     Objection........................................................................................    5
         10.4     Termination......................................................................................    6
         10.5     Environmental Matters............................................................................    6

11.      Leases   .................................................................................................    6

12.      Granite Liability and Indemnity...........................................................................    6

13.      Seller's Liability and Indemnity..........................................................................    6

14.      Closing ..................................................................................................    7
         14.1     Closing Time and Place...........................................................................    7
         14.2     Granite Required to Deliver......................................................................    7
         14.3     Seller Required to Deliver.......................................................................    7
         14.4     Prorations.......................................................................................    7
         14.5     Property Taxes...................................................................................    8
         14.6     Costs............................................................................................    8
         14.7     Conditions to Seller's Obligations...............................................................    8
         14.8     Conditions to Granite's Obligations..............................................................    8

15.      Brokers ..................................................................................................    9

16.      Seller's Representations and Warranties...................................................................    9
         16.1     Authority........................................................................................   10
         16.2     The Property.....................................................................................   10
         16.3     No Conflict......................................................................................   10
         16.4     Liabilities......................................................................................   10
         16.5     No Claims........................................................................................   10
         16.6     Leases...........................................................................................   10
         16.7     No Foreign Taxpayers.............................................................................   11
         16.8     No Special Assessments...........................................................................   11
         16.9     Cooperation of Seller............................................................................   11
         16.10    Transition Assistance............................................................................   11

17.      Granite's Representations and Warranties..................................................................   11
         17.1     Organization and Authority.......................................................................   11
         17.2     No Conflict......................................................................................   11
         17.3     No Claims........................................................................................   11
         17.4     Cooperation of Granite...........................................................................   12

18.      Possession................................................................................................   12

19.      Risk of Loss..............................................................................................   12

20.      Termination, Remedies and Enforceability..................................................................   12
         20.1     Termination......................................................................................   12
         20.2     Default by Granite...............................................................................   12
         20.3     Default by Seller................................................................................   13

21.      General Provisions........................................................................................   13
         21.1     Time is of the Essence...........................................................................   13
         21.2     Notices..........................................................................................   13
         21.3     Further Assurances...............................................................................   14
         21.4     No Joint Venture.................................................................................   14

         21.5     Attorneys' Fees..................................................................................   14
         21.6     Modification or Amendments.......................................................................   14
         21.7     Successors and Assigns...........................................................................   14
         21.8     Exhibits.........................................................................................   14
         21.9     Separate Counterparts............................................................................   14
         21.10    Entire Agreement.................................................................................   14
         21.11    Applicable Law...................................................................................   14
         21.12    Authority of Signators...........................................................................   15
         21.13    Waiver of Covenants, Conditions or Remedies......................................................   15
         21.14    No Assignment....................................................................................   15
         21.15    Time Computation.................................................................................   15
         21.16    Facsimile Documents..............................................................................   15
         21.17    Captions.........................................................................................   15
         21.18    Construction.....................................................................................   15
         21.19    Partial Invalidity...............................................................................   16
         21.20    Confidentiality..................................................................................   16

SCHEDULE OF EXHIBITS

A        Legal Description of Property
B        Escrow Agreement
C        Special Warranty Deed
D        Assignment and Assumption Agreement
E        Granite Closing Certificate
F        Non-Foreign Certificate
G        Seller Closing Certificate
H        Bill of Sale

                           PURCHASE AND SALE AGREEMENT

                  THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the 15th day of December, 2003, by and between ROCKY MOUNTAIN MEDICAL CENTER, INC., a Delaware corporation, as seller, having an address of 113 Seaboard Lane, Suite A200, Franklin, Tennessee 37067 ("Seller"), and BOARD OF EDUCATION OF THE GRANITE SCHOOL DISTRICT, a body corporate of the State of Utah, as buyer, whose address is 340 East 3545 South, Salt Lake City, Utah 84115 ("Granite").

                                    RECITALS:

                  A. Seller is the owner of certain Property (as hereafter defined) in Salt Lake County, Utah.

                  B. Seller desires to sell the Property to Granite on the terms and conditions and for the consideration herein set forth.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

                                   AGREEMENT:

                  1. RECITALS. The parties hereto agree that the Recitals set forth above are accurate and the same are incorporated herein by this reference.

                  2. DESCRIPTION OF THE PROPERTY. Concurrently herewith, Seller agrees to sell and Granite agrees to purchase the following (hereafter the "Property"):

                           2.1 Real Property. The real property located at approximately 2500 South State Street in Salt Lake City, Salt Lake County, Utah, consisting of approximately 23.50 acres, known as Tax I.D. Numbers 16-19-303-021-4001, 16-19-303-021-4002, 16-19-355-035-000,
         16-19-356-031-000, 16-19-356-032-000, 16-19-356-033-000,
         16-19-353-027-000 and 16-19-353-028-000, as more particularly described in Exhibit "A" hereto, together with all buildings, structures, improvements, easements and rights of way thereon or pertaining thereto, including but not limited to the buildings known as the MOB, the Hospital, the Day Care and the Annex Building (the "Real Property").

                           2.2 Personal Property. All equipment, fixtures, furnishings, tools, replacement parts and any other supplies or personal property (excluding any medical records, medical equipment or medical fixtures that, with Granite's permission, can be removed by Seller prior to the Closing, as hereinafter defined), on the Real Property (the "Personal Property"). During the Due Diligence Period, Seller and granite agree to meet on the Real Property and to agree regarding what items of personal property (consisting of medical equipment and medical fixtures) may be removed from the Property by Seller prior to Closing, in Granite's reasonable discretion.

                           2.3 Contracts and Permits. All licenses, permits, contracts and agreements pertaining solely to or reasonably necessary to the use, operation or ownership of the Real Property and Personal Property, to the extent assignable and acceptable to Granite (the "Contracts and Permits").

                  3. PURCHASE PRICE. The purchase price for the Property shall be Fifteen Million Two Hundred Fifty Thousand and No/100 Dollars ($15,250,000.00), the "Purchase Price", which shall be paid at the Closing (as hereafter defined) in cash or certified funds, in U.S. dollars.

                  4. ESCROW AGREEMENT AND EARNEST MONEY DEPOSITS. Seller and Granite, concurrently herewith, have executed an Escrow Agreement dated as of December 15, 2003, along with Merrill Title Company, having an address of 6965 Union Park Center, Suite 200, Midvale, Utah 84047 ("Escrow Agent"), a copy of which is attached hereto as Exhibit "B" (the "Escrow Agreement"). Pursuant to this Agreement and the Escrow Agreement, Granite shall, concurrently herewith, pay One Hundred Twenty-Five Thousand Dollars ($125,000.00) into escrow as an earnest money deposit (the "Initial Deposit") for the purchase of the Property. In addition, unless Granite shall have terminated this Agreement on or before the Due Diligence Deadline pursuant to Section 10.4, Granite shall deposit an additional One Hundred Twenty-Five Thousand Dollars ($125,000.00) (the "Additional Deposit") with the Escrow Agent within ten (10) days following the Due Diligence Deadline (the Initial Deposit and the Additional Deposit, if any, are herein collectively referred to as the "Deposit"). Unless this Agreement is otherwise terminated or a default occurs (in which event Section 20 below shall control the disposition of the Deposit), at the Closing, Escrow Agent shall disburse and distribute to Seller the Deposit to be applied against the Purchase Price.

                  5. SPECIAL WARRANTY DEED. The Property shall be conveyed to Granite or its designees at Closing by the execution and delivery from Seller of a Special Warranty Deed in the form of Exhibit "C" hereto (the "Deed").

                           5.1 Deed Restriction. The parties agree that the Property will be conveyed to Granite with the following restriction set forth in the Deed (the "Deed Restriction"):

                           For a period of twenty (20) years after the date of this Deed, no part of the Property shall be used to provide any inpatient hospital, commercial laboratory, x-ray, radiological "imaging", radiographic service, outpatient surgical facility, or any other medical or related service. If and to the extent that this restriction is or must be dependent upon the existence of other property benefited by the restriction, this restriction is intended to benefit the existing hospital properties of Iasis Healthcare Corporation (the parent corporation of Seller) and its affiliates in the Salt Lake City, Utah metropolitan area, as well as any other real property in the Salt Lake City, Utah, metropolitan area hereafter acquired by Seller and its affiliates for medical purposes. This restriction shall not apply to nor preclude any use of the Property by Granite, or its successors or assigns, for educational purposes (including medical education other than education of persons training to become medical doctors).

                  6. 1031 EXCHANGE. Granite understands that Seller may intend to have some or all of the Purchase Price used for a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 (the "Code"), and the parties agree to execute such additional documents necessary to accommodate such exchange, so long as it does not delay the Closing (as defined below) or result in cost or expense to Granite. For any property so exchanged, Seller intends to hold such exchange parcel for productive use in a trade or business or for investment according to the Code.

                  7. WATER RIGHTS. The transfer of Property under the terms of this Agreement includes any water rights pertaining solely to the Property, currently owned by Seller, whether appurtenant or otherwise.

                  8. SELLER DISCLOSURES. Within ten (10) days after the execution of this Agreement, Seller shall provide Granite with (a) a commitment for title insurance issued by Escrow Agent pertaining to the Property (the "Commitment"), and (b) the following information concerning the Property, to the extent within the possession and control of Seller (the "Seller Disclosures"):

                           8.1 Environmental. A copy of any environmental audit or report pertaining to the Property, not previously produced to Granite;

                           8.2 Survey. A copy of any survey pertaining to the Property or any part thereof, whether or not prepared by or on behalf of Seller;

                           8.3 Zoning. Copies of any documents pertaining to the current zoning of the Property;

                           8.4 Use Restrictions. Copies of any documents pertaining to any restrictions concerning the use or occupancy of the Property; and

                           8.5 Leases. Copies of all leases, contracts or other agreements now in effect and pertaining to the Property or any part thereof.

                  In addition, Seller will make available for Granite's inspection at the Property (and copying by Granite, at Granite's expense) all plans, drawings, specifications, tests and other reports in the custody or control of Seller pertaining to the Property.

                  9.       TRANSFER OF THE PROPERTY AND PERMITTED EXCEPTIONS.

                           9.1 Conveyance of Property and Title Insurance. Fee simple title to the Property shall be conveyed by Seller to Granite at Closing by execution of the Deed, subject to the Permitted Exceptions, as hereinafter defined, and the Deed Restriction. Granite's interest in the Property shall be insured by an Owner's ALTA Standard Coverage Form Policy of Title Insurance issued by the Escrow Agent in the amount of the Purchase Price (the "Title Policy"), the cost of which shall be paid by Seller.

                           9.2 Extended Coverage and Endorsements. Granite may obtain at its own cost and expense, extended title insurance coverage and such endorsements as it deems appropriate.

                           9.3 Permitted Exceptions. The rights, title and interests insured by the Title Policy shall be free and clear of all encumbrances, liens, restrictions and other matters of record affecting title to each parcel of the Property except the following (the "Permitted Exceptions"):

                                    (a)      Real property taxes for the year
                  2004, which are a lien but not yet due and payable or delinquent;

                                    (b)      The Deed Restriction described in
                  Section 5.1;

                                    (c)      All easements and rights of way of
                  record as disclosed in the Commitment; and

                                    (d)      Such other matters affecting title
                  to the Property which are disclosed in the Commitment and which are approved by Granite as provided in Section 9.4 below.

                           9.4 Approval of Title. In addition to the Commitment, within ten (10) days from the execution of this Agreement, Seller shall also deliver to Granite legible copies of all documents referred to or described therein. All title matters in the Commitment are subject to approval or disapproval by Granite prior to the Due Diligence Deadline (as defined below). If Granite objects to any exception contained in the Commitment that Seller is unwilling or unable to remove by or on the Closing Date, Granite may, at its option, terminate this Agreement and recover the Deposit as Granite's sole remedy, or may proceed to close without reduction in the Purchase Price except for reductions in an aggregate amount not exceeding $100,000 that are necessary to remove liens securing liquidated sums.

                           9.5 Condition of Property. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 16 HEREOF, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED OR STATUTORY, RELATING TO THE PROPERTY OR ANY PORTION THEREOF, OR RELATING TO THE CONDITION OF THE PROPERTY. SELLER MAKES NO

         WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSES IN RESPECT OF THE PROPERTY, AND THE SAME IS AND WILL BE SOLD AND CONVEYED IN AN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS. Without limiting the foregoing, and except as expressly set forth in Section 16 hereof, Seller makes no representations or warranties with respect to: (a) environmental matters relating to the Property or any portion thereof; (b) geological conditions, including without limitation faulting, subsidence, subsurface conditions, water table, underground water reservoirs and limitations regarding the withdrawal of water therefrom; (c) whether and the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard; (d) drainage; (e) soil conditions; (f) zoning to which the Property or any portion thereof is subject; (g) the availability or continued availability of utilities, including without limitation water, sewage, gas and electricity; (h) usages of adjoining property; (i) access to public ways adjoining the Property or any portion thereof; and (j) the value, compliance with building codes or other regulations, size, location, age, use, merchantability, design, quality, description, durability, operation of condition of the Property or any portion thereof, or suitability of the Property or any portion thereof for Purchaser's purpose, or fitness for any use or purpose whatsoever.

                  10.      DUE DILIGENCE.

                           10.1 Due Diligence Deadline. Granite shall have 30 days from the date of execution of this Agreement by all parties (the "Due Diligence Deadline") to complete its review of and to approve or disapprove of the Seller Disclosures, and to conduct and complete all inspections, geological and geotechnical investigations, including but not limited to landscaping, utilities, water, zoning and governmental approvals, and to conduct such other physical inspections, investigations, reviews and appraisals as Granite may deem necessary, and any other due diligence pertaining to the Property Granite may deem necessary (the "Due Diligence").

                           10.2 Access. Seller agrees to provide Granite reasonable access to enter upon the Property, sufficient to complete all Due Diligence. The parties further agree that such access will not be without notice to Seller at least 12 hours before the proposed inspection and investigation. Any testing, inspection or investigation shall be conducted in such a manner as to be non-invasive and shall not interfere with any use by Seller of the Property. Granite will be responsible to restore the Property to substantially its prior condition and to restore or repair any damage to the Property resulting from such Due Diligence. The obligations of Granite under this Section
         10.2 will survive any termination of this Agreement and/or the Closing.

                           10.3 Objection. In the event Granite has any objections to the Commitment or the Seller Disclosures, it shall communicate such objections to Seller in writing on or before ten (10) days prior to the Due Diligence Deadline. The failure to timely notify Seller in writing of any such objections shall constitute a waiver thereof. In the event of such timely objections, Seller shall have until 5:00 p.m. on the day before the Due Diligence Deadline to resolve such objections to the reasonable satisfaction of

         Granite, the failure to do so resulting in, at the option of Granite either (a) a waiver of such objection, or (b) a termination of this Agreement and the return of the Deposit, together with all accrued interest thereon to Granite.

                           10.4 Termination. Granite shall have the right to give Seller written notification on or before the Due Diligence Deadline that it has determined, in light of any Due Diligence and in its sole discretion, not to purchase the Property, and that Granite is terminating this Agreement. If on or before the Due Diligence Deadline, such written notice of termination is given by Granite, then this Agreement shall be terminated and each party shall have no further obligation to the other party (except as provided in Section 10.2 of this Agreement), and the Escrow Agent shall return the Deposit to Granite. After the Due Diligence Deadline, including any extensions thereof, neither party shall have any right to terminate this Agreement, and the Deposit shall be nonrefundable.

                           10.5 Environmental Matters. Notwithstanding any provision of this Agreement that may be to the contrary, Granite has previously obtained such reports and conducted such investigations as it will require with respect to the presence or absence of hazardous materials in or on the Property and compliance by the Property with applicable environmental laws and regulations, and Granite acknowledges and agrees that it will conduct no further investigations as to such matters prior to the Closing.

                  11. LEASES. If Seller is the lessor or lessee under any leases pertaining to said Property or any part thereof, Granite, at its sole election, shall have the right to assume all rights and obligations under any such leases as of Closing. To the extent any such lease pertains to any other property owned or operated by Seller, said lease shall remain in full force and effect, with the amount of rent thereunder to be pro-rated according to the actual acreage subject to said lease after Closing.

                  12. GRANITE LIABILITY AND INDEMNITY. Granite hereby agrees to protect, defend, indemnify and hold harmless Seller and its employees, representatives, trustees, agents, successors and assigns, from and against any liabilities, claims, losses, liens, demands, costs, expenses and causes of action of any kind or character whatsoever resulting from, relating to, arising out of, or incurred in connection with acts or omissions of Granite with respect to the Property, or any part thereof, which occur subsequent to the Closing or during the course of any Due Diligence conducted by or on behalf of Granite, to the extent not caused or in any way contributed to by Seller.

                  13. SELLER'S LIABILITY AND INDEMNITY. Seller hereby agrees to protect, defend, indemnify and hold harmless Granite and its officers, directors, employees, trustees, shareholders, representatives, subsidiaries, agents, successors and assigns, from and against any liabilities, claims, losses, liens, demands, costs, expenses and causes of action of any kind or character whatsoever resulting from, relating to, arising out of, or incurred in connection with acts or omissions of Seller with respect to the Property, or any part thereof, which occur prior to the Closing, to the extent not caused or in any way contributed to by Granite.

                  14.      CLOSING.

                           14.1 Closing Time and Place. The transaction contemplated by this Agreement shall close at the offices of the Escrow Agent on January 30, 2004, at 10:00 a.m., unless otherwise agreed (the "Closing Date" or the "Closing"), unless such date is extended, in writing, by mutual agreement of the parties hereto.

                           14.2 Granite Required to Deliver. On or before the Closing Date, Granite shall deliver to the Escrow Agent:

                                    (a)      by cashier's check or wire transfer
                  the Purchase Price for the Property, less the Deposit, plus any additional funds required of Granite to complete the Closing;

                                    (b)      an Assignment and Assumption
                  Agreement in the form of Exhibit "D" hereto pertaining to the Contracts and Permits (the "Assignment and Assumption") duly executed and acknowledged by Granite;

                                    (c)      a Closing Certificate in the form
                  of Exhibit "E" hereto; and

                                    (d)      such other documents as may
                  reasonably be required to complete the Closing in accordance with this Agreement.

                           14.3 Seller Required to Deliver. On or before the Closing Date, Seller shall deliver to the Escrow Agent:

                                    (a)      the Deed;

                                    (b)      a non-foreign certificate in the
                  form of Exhibit "F" hereto;

                                    (c)      a Closing Certificate in the form
                  of Exhibit "G" hereto;

                                    (d)      a Bill of Sale in the form of
                  Exhibit "H" hereto;

                                    (e)      the Assignment and Assumption; and

                                    (f)      such other documents as may
                  reasonably be required to complete the Closing in accordance with this Agreement.

                           14.4 Prorations. The following shall be prorated as of the end of the Closing Date:

                                    (a)      All rents receivable or payable
                  under any lease; and

                                    (b)      All accounts receivable or payable
                  under any of the Contracts or Permits.

                           14.5 Property Taxes. Seller shall be responsible for all property taxes relating to the period prior to the Closing Date. Granite is a governmental entity exempt from such taxes.

                           14.6 Costs. The costs associated with the Closing shall be paid as follows:

                                    (a)      Seller and Granite shall each pay
                  1/2 of any and all recording and escrow fees charged by the Escrow Agent, and all other standard costs related to the Closing not described below;

                                    (b)      Seller shall pay the premium for
                  the Title Policy;

                                    (c)      Granite shall pay the cost of any
                  extended coverage or endorsements to the Title Policy;

                                    (d)      Seller and Granite shall each pay
                  their own respective attorneys' fees; and

                                    (e)      Granite shall pay its own costs and
                  expenses incurred by it in connection with its Due Diligence with respect to the Property.

                           14.7 Conditions to Seller's Obligations. Seller's obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions or Seller's written waiver of such conditions:

                                    (a)      Seller's Directors shall have
                  approved and authorized this Agreement and the transactions contemplated hereby (this contingency to be satisfied, if at all, not later than December 19, 2003);

                                    (b)      Granite shall have performed all
                  obligations to be performed by it pursuant to this Agreement, and Granite's representations, warranties and covenants set forth herein shall be true and correct as of the Closing Date; and

                                    (c)      No event or circumstance shall have
                  occurred which would make any of Granite's representations and warranties in this Agreement untrue.

                           14.8     Conditions to Granite's Obligations.
Granite's obligation to consummate the transaction contemplated by this Agreement and to purchase and acquire the Property are subject to the satisfaction of the following conditions or Granite's written waiver of said conditions:

                                    (a)      Granite shall have met in an open
                  meeting pursuant to Utah Law to vote upon and approve this Agreement and the transactions contemplated hereby (this contingency to be satisfied, if at all, not later than the Due Diligence Deadline);

                                    (b)      Granite shall not have delivered to
                  Seller, on or prior to the Due Diligence Deadline, any written notice stating that Granite elected not to purchase or acquire the Property;

                                    (c)      Granite's purchase of the Property
                  is contingent upon satisfactory proof that Seller can transfer and convey the Property to a public entity without any conditions, restrictions, limitations or approvals (other than the Deed Restriction and Permitted Exceptions), which condition must be satisfied or waived by Granite not later than the Due Diligence Deadline;

                                    (d)      Granite's purchase of the Property
                  is contingent upon the approval and creation of an appropriate municipal building authority, and the required financing by said authority through the issuance of bonds sufficient to finance the purchase of the Property. This contingency must be exercised, satisfied or waived by Granite not later than the Due Diligence Deadline;

                                    (e)      Seller shall have performed all
                  obligations to be performed by it pursuant to this Agreement, and Seller's representations, warranties and covenants set forth herein shall be true and correct as of the Closing Date;

                                    (f)      Escrow Agent shall be prepared to
                  issue the Title Policy (including any endorsements reasonably requested and paid for by Granite) for the Property, subject only to the Permitted Exceptions; and

                                    (g)      No event or circumstance shall have
                  occurred which would make any of Seller's representations and warranties in this Agreement untrue.

                  15. BROKERS. The parties hereto acknowledge that CB Richard Ellis and Merrick Wright have acted as the listing broker and the listing agent, respectively for Seller and, except for Advanced Asset Managers, Inc. and Merrill Turnbow who informed Granite regarding the availability of the Property and showed it to Granite, no other agents or brokers have been involved in the transaction the subject of this Agreement. Seller agrees to pay at Closing all commissions owed to its listing broker and listing agent according to their separate agreement, and to Advanced Asset Managers, Inc. and its listing agents a commission of 1.7% of the Purchase Price for their respective services. Seller and Granite shall each indemnify the other with respect to any other claims for any fees or commissions made or claimed by any person or entity with whom such party dealt in connection with the transaction contemplated by this Agreement. The provisions of this Section 15 shall survive the termination of this Agreement and/or the Closing.

                  16. SELLER'S REPRESENTATIONS AND WARRANTIES. In addition to any other warranties, representations and covenants of Seller contained in other sections of this Agreement, Seller hereby represents and warrants to Granite that, as of the date of this Agreement and as of the Closing, to the best of Seller's current actual knowledge, but without any due diligence on the part of Seller, the following facts are and shall be true and correct:

                           16.1 Authority. Subject to receipt of the approval and authorization described in Section 14.7(a), Seller has full capacity, right, power and authority to execute, deliver and perform under this Agreement and all documents to be executed pursuant hereto. Seller has not alienated, encumbered, transferred, leased, assigned or otherwise conveyed its interest in the Property or any portion thereof, except as set forth in the Commitment, nor entered into any agreement to do so, nor shall Seller do so prior to Closing. There is no consent required from any third party (other than its lenders) before the Property may be conveyed to Granite.

                           16.2 The Property. Seller has good, valid and marketable title to all of the Property. Subject to the Permitted Exceptions, all of the Property is held, and at the Closing will be held, free and clear of all title defects and all liens, pledges, claims, charges, rights of first refusal, security interests or other encumbrances and is not subject to any rights of way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever. Seller has not received any written notice of any material violation of any zoning or other law, ordinance or regulation with respect to any of the Property or the use of the Property.

                           16.3 No Conflict. The consummation of the terms of this Agreement shall not result in or constitute a material violation or breach of any agreement, covenant or obligation to which Seller is a party or which may bind or affect any of the Property.

                           16.4 Liabilities. There are no liabilities of Seller pertaining to the Property (whether liquidated or unliquidated, absolute, contingent, accrued or otherwise) except those which will be paid by Seller in full immediately on or before Closing.

                           16.5 No Claims. There is no material suit, claim in writing, action or proceeding now pending against Seller involving the Property, or any part thereof, before any court, administrative or regulatory body, or any governmental agency and there is no material suit, claim in writing, action or proceeding threatened against Seller, or any of the Property. There are no outstanding orders, rulings, decrees, judgments or stipulations to which Seller is a party or by which the Property is bound by any court, arbitration or administrative agency materially and adversely affecting the Property. There are no mechanic's or materialman's liens or similar claims or liens now asserted against the Property for work performed or commenced prior to the date hereof other than as described in the Commitment, and Seller shall timely satisfy and discharge any and all obligations relating to work performed on or conducted at or materials delivered to the Property prior to Closing in order to prevent the filing of any claim or mechanic's lien with respect thereto.

                           16.6 Leases. There are no undisclosed leases, subleases, tenancies or occupancies, or rights to occupancy or possession, in effect with respect to all or any portion of the Property.

                           16.7 No Foreign Taxpayers. No non-resident foreign taxpayers, or domestic corporations owned by non-resident foreign taxpayers, or any other similar person or entity, will be entitled to all or any of the proceeds from the sale or exchange of the Property hereunder such that the withholding requirements set forth in Sections 1445 and/or 6039C of the Code are or will be applicable to all or a portion of the Purchase Price to be paid pursuant to this Agreement.

                           16.8 No Special Assessments. Except as otherwise expressly disclosed in the Commitment, the Property is not subject to any proposed special assessment or any special assessment lien arising as a result of any works or improvements completed, installed or contemplated at or before the Closing Date.

                           16.9     Cooperation of Seller. Seller shall
         cooperate with Granite with respect to Granite's examination, testing and Due Diligence pertaining to the Property and Granite's attempts to satisfy its Closing contingencies, Due Diligence and conditions as provided for in this Agreement.

                           16.10 Transition Assistance. Seller agrees that Granite, at Granite's expense, may make arrangements with the current Building Engineer for the Property to provide training and other assistance as required; provided that the same shall not interfere with his duties and responsibilities with Seller.

                  The representations and warranties set forth in this Section 16 shall survive the Closing for a period of six (6) months and, with respect to any civil action claiming a breach brought within that period, until the conclusion of such action.

                  17. GRANITE'S REPRESENTATIONS AND WARRANTIES. In addition to any other warranties, representations and covenants of Granite contained in other sections of this Agreement, Granite hereby represents and warrants to Seller that, as of the date of this Agreement and as of the Closing, the following facts are and shall be true and correct:

                           17.1 Organization and Authority. Granite is duly organized in the State of Utah, in good standing, and has the power and authority to conduct its business and to execute and enter into this Agreement and to perform the transactions herein provided and contemplated. This Agreement has been duly authorized and executed by Granite, and upon delivery to and execution by Seller, shall be a valid and binding agreement of Granite.

                           17.2 No Conflict. The consummation of the terms of this Agreement shall not result in or constitute a material violation or breach of any agreement, covenant or obligation to which Granite is a party.

                           17.3 No Claims. There is no material suit, claim in writing, action or proceeding now pending involving Granite before any court, administrative or regulatory body, or any governmental agency and there is no material suit, claim in writing, action or proceedings threatened against Granite. There are not outstanding orders, rulings, decrees, judgments or stipulations to which Granite is a party or by which any of its material properties is bound by any court, arbitrator or administrative agency materially adversely affecting this Agreement.

                           17.4 Cooperation of Granite. Granite shall cooperate with Seller with respect to Seller's pursuit of any 1031 tax free exchange associated with the transaction the subject of this Agreement.

                  The representations and warranties set forth in this Section 17 shall survive the Closing for a period of six (6) months and, with respect to any civil action claiming a breach brought within that period, until the conclusion of such action.

                  18. POSSESSION. Seller shall deliver possession of the Property to Granite at Closing; provided, however, that Seller shall be permitted to use and occupy the Annex Building and the adjoining parking areas rent-free, for as long as is practical, in Granite's reasonable discretion, but in no event for more than a period of two (2) years following the Closing, pursuant to a written agreement to be entered into by Seller and Granite at Closing. Granite shall have the right to terminate Seller's occupancy of the Annex Building. In such event, Seller's right of occupancy shall terminate 60 days from the date Seller receives written notice from Granite of said termination. In the event such termination occurs sooner than two years following the Closing, Granite agrees to use reasonable efforts to find suitable alternate space for occupancy by Seller. All costs, expenses, maintenance and repairs pertaining to the use and occupancy by Seller of the Annex Building shall be at Seller's sole cost and expense.

                  19. RISK OF LOSS. All risk of loss or damage to the Property shall be borne by Seller until Closing, with any risk of loss after Closing to be borne by Granite.

                  20.      TERMINATION, REMEDIES AND ENFORCEABILITY.

                           20.1 Termination. If this Agreement is terminated pursuant to the provisions herein provided above, then the Deposit, together with accrued interest thereon, shall be forthwith returned to Granite by the Escrow Agent, and the parties hereto shall equally share any cost of establishing and canceling the Escrow created hereby. Thereupon, neither party shall have any right, title or interest in or to the Property of the other party or any part thereof, and neither party shall have any further obligation to the other, except for those obligations which are expressly made to survive the termination of this Agreement or as otherwise specifically set forth herein.

                           20.2 Default by Granite. If Granite materially defaults hereunder, Seller shall deliver written notice thereof to Granite and Escrow Agent. If Granite does not cure such default within ten (10) days after receiving written notice thereof, Seller shall be entitled to terminate this Agreement and to receive the Deposit as liquidated damages. In the event the sale of the Property shall not be consummated because of Granite's material default, then, subject to the terms of this Agreement, Seller shall be entitled to receive the Deposit, as liquidated damages.

                           20.3 Default by Seller. If Seller materially defaults hereunder, Granite shall deliver written notice thereof to Seller and Escrow Agent. If Seller does not cure such default within ten (10) days after receiving written notice thereof, Granite shall be entitled to terminate this Agreement, in which event Granite shall be entitled to receive on demand the Deposit from Escrow Agent, together with all accrued interest thereon, and bring an action against Seller for damages and/or specific performance; provided, however, that in no event shall Seller's liability for damages exceed an amount equal to the amount of the Deposit.

                  21.      GENERAL PROVISIONS.

                           21.1 Time is of the Essence. Time is of the essence with respect to all aspects of this Agreement and all of the Exhibits referred to herein.

                           21.2 Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally (at each of the addresses set forth below) or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication be given by mail, such shall be conclusively deemed given two (2) business days after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given, as hereinafter set forth:

                  To Seller:                Seller Healthcare Corporation
                                            Attn: General Counsel
                                            Dover Center
                                            113 Seaboard Lane, Suite A200
                                            Franklin, Tennessee  37067

                  with a copy to:           Bass, Berry & Sims PLC
                                            2700 AmSouth Center
                                            315 Deaderick Street
                                            Nashville, Tennessee 37238
                                            Attn: James S. Tate, Jr.

                  To Granite:               Granite School District
                                            Attn: David F. Garrett
                                            Business Administrator
                                            340 East 3545 South
                                            Salt Lake City, Utah  84115
                  with a copy to:           Daniel W. Anderson, Esq.
                                            Fabian & Clendenin
                                            215 South State Street
                                            Twelfth Floor
                                            Salt Lake City, Utah  84111
                                            Fax: (801) 532-3370

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other parties hereto.

                           21.3 Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of its obligations hereunder and to carry out the intent of the parties hereto.

                           21.4 No Joint Venture. It is not the intent of Seller or Granite to, and said parties do not, by execution of this Agreement, become partners, equity participants or joint venturers of each other.

                           21.5 Attorneys' Fees. In the event any action is instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to receive from the other party reasonable attorneys' fees, costs and expenses incurred in enforcing this Agreement.

                           21.6 Modification or Amendments. No amendment, change or modification of this Agreement shall be valid unless in writing signed by both parties hereto.

                           21.7 Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

                           21.8 Exhibits. All Exhibits attached hereto and referred to herein are hereby incorporated herein by this reference as part of this Agreement.

                           21.9 Separate Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original and which counterparts shall together constitute and be one and the same instrument.

                           21.10 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof.

                           21.11 Applicable Law. This Agreement shall, in all respects, be governed by and construed in accordance with the laws of the State of Utah.

                           21.12    Authority of Signators. The persons
         executing this Agreement on behalf of Seller and Granite warrant his or her authority to do so and to bind Seller and Granite, respectively.

                           21.13 Waiver of Covenants, Conditions or Remedies. The waiver by one party of the performance of any covenant, condition or promise, or of the time for performing any act under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such party of any other covenant, condition or promise, or of the time for performing any other act required under this Agreement. The exercise of any remedy provided in this Agreement shall not be a waiver of any other remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.

                           21.14 No Assignment. Except for Granite's right to assign its interest in this Agreement in whole or in part to a Municipal Building Authority, the parties hereto may not assign their respective rights or delegate their respective obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. In any event, this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

                           21.15 Time Computation. Unless otherwise provided herein, in computing a period of days for performance or payment as provided hereunder, the first day shall be excluded and the last day shall be included. If the last day of any such period is Saturday, Sunday or legal holiday, the period shall extend to include the next day which is not a Saturday, Sunday, or legal holiday. Any performance or payment which may be taken or made under this Agreement must, unless otherwise indicated herein, be taken or made prior to midnight (Utah time) on the last day of the applicable period provided specified. All references to time shall be to local Utah time. If a date for performance or payment falls on a legal holiday or weekend, the time for performance or payment shall be extended to the next business day, and if performance or payment has occurred on such weekend or holiday, it shall be deemed to have occurred on the next business day.

                           21.16 Facsimile Documents. Except in the case of documents which are to be recorded, facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original.

                           21.17 Captions. Captions are used herein for reference only and shall in no way be deemed to define, limit, explain or modify any provision hereof.

                           21.18 Construction. All parties to this Agreement and their counsel have reviewed and have had the opportunity to revise this Agreement, and the normal rule of construction to the effect that any ambiguities in this Agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                           21.19 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                           21.20 Confidentiality. Except as otherwise required by law, the parties agree to keep the existence and terms of this Agreement confidential, other than any disclosure deemed reasonably necessary to attorneys, accountants, other professional consultants or to their respective shareholders, officers, and boards of directors.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            ROCKY MOUNTAIN MEDICAL CENTER, INC.,
                                            a Delaware corporation

                                            By /s/ W. Carl Whitmer
                                               ---------------------------------
                                                   Name W. Carl Whitmer
                                                   Its Vice President

                                            GRANITE SCHOOL DISTRICT, a body
                                            corporate of the State of Utah

                                            By /s/ Sarah R. Meier
                                               ---------------------------------
                                                   Name  Sarah R. Meier
                                                   Its President

STATE OF Tennessee                )
                                  :  ss.
COUNTY OF Willamson               )

         On the 15 day of December, 2003, personally appeared before me W. Carl Whitner, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding document, and acknowledged to me that he/she is the Vice President of Seller Rocky Mountain Medical Center, Inc., a Delaware corporation, and that said corporation signed it voluntarily for its stated purpose.

                                                [ILLEGIBLE]
                                                -----------------------------
                                                NOTARY PUBLIC  March 14, 2005

STATE OF UTAH                      )
                                   :  ss.
COUNTY OF SALT LAKE                )

         On this 15th day of December, 2003, personally appeared before me
Sarah R. Meier , personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that he/she is President of the Board of Education of Granite School District, a body corporate of the State of Utah, and that said document was signed by him/her in behalf of said Board, and said Sarah R. Meier acknowledged to me that said Board executed the same.

[SEAL]

                                                   Karen K. Westover
                                                   -----------------------
                                                   NOTARY PUBLIC

                                    EXHIBIT A

BOUNDARY DESCRIPTION/LEGAL DESCRIPTION:

TOGETHER WITH A TEMPORARY EASEMENT AS DEFINED AND DESCRIBED IN THAT CERTAIN AGREEMENT FOR EASEMENT, DATED NOVEMBER 27, 1990 AND RECORDED NOVEMBER 30, 1990 AS ENTRY NO. 4995245 IN BOOK 6272 AT PAGE 606, SALT LAKE COUNTY RECORDER'S OFFICE, THE LAND AFFECTED BY THE SAID AGREEMENT IS DESCRIBED AS FOLLOWS:

A PORTION OF LOT 1, BLOCK 1, BURTON PLACE, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN THE SALT LAKE COUNTY RECORDER'S OFFICE, MORE PARTICULARLY DESCRIBED AS FOLLOWS: A STRIP OF LAND 4 1/2 FEET WIDE RUNNING EAST-WEST ALONG AND IMMEDIATELY NORTH OF THE NORTHERN BORDER OF THE EAST 104.00 FEET OF THE HEREIN DESCRIBED PARCEL 1.

1. PARCEL 1

BEGINNING AT A POINT ON THE WEST LINE OF STATE STREET, SAID POINT ALSO BEING THE NORTHEAST CORNER OF LOT 6, BLOCK 1, OAKLAND PLACE SUDIVISION, SAID POINT ALSO BEING NORTH 00 degrees 05'00" EAST 1,756.83 FEET AND SOUTH 89 degrees 55'50" WEST 66.00 FEET FROM THE FOUND COUNTY MONUMENT AT THE INTERSECTION OF STATE STREET AND 2700 SOUTH STREET, CITY OF SOUTH SALT LAKE, UTAH AND RUNNING THENCE SOUTH 00 degrees 05'00" WEST 54.00 FEET ALONG SAID WEST LINE; THENCE SOUTH 89 degrees 55'50" WEST 172.50 FEET TO THE CENTER OF A VACATED ALLEY; THENCE SOUTH 00 degrees 05'00" WEST 111.00 FEET ALONG THE CENTER LINE OF SAID VACATED ALLEY TO THE NORTH LINE OF THE VACATED OAKLAND AVENUE; THENCE NORTH 89 degrees 55'50" EAST 172.50 FEET ALONG THE NORTH LINE OF SAID VACATED OAKLAND AVENUE TO THE WEST LINE OF STATE STREET, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF LOT 1, BLOCK 1, OAKLAND PLACE SUBDIVISION; THENCE SOUTH 00 degrees 05'00" WEST 983.86 FEET ALONG THE WEST LINE OF SAID STATE STREET TO THE CENTER LINE OF VACATED CRYSTAL AVENUE; THENCE SOUTH 89 degrees 57'56" WEST 146.00 FEET ALONG THE CENTER LINE OF SAID CRYSTAL AVENUE; THENCE SOUTH 00 degrees 05'00" WEST 258.82 FEET ALONG THE EAST LINE OF LOTS 1 AND 106 , OF BLOCK 2, SOUTHGATE PARK, PLAT "A", AND EXTENDED; THENCE NORTH 89 degrees 59'35" EAST 146.00 FEET TO THE WEST LINE OF SAID STATE STREET; THENCE SOUTH 00 degrees 05'00" WEST 10.00 FEET ALONG THE WEST LINE OF STATE STREET TO THE SOUTHEAST CORNER OF LOT 111, OF SAID BLOCK 2, SOUTHGATE PARK, PLAT "A"; THENCE SOUTH 89 degrees 59'35" WEST 346.00 FEET ALONG THE SOUTH LINE OF LOTS 1 THROUGH 8 INCLUSIVE AND 111, OF SAID BLOCK 2, SOUTHGATE PARK, PLAT "A" TO THE SOUTHWEST CORNER OF LOT 8 THEREOF; THENCE NORTH 00 degrees 05'00" EAST 120.00 FEET TO THE NORTHWEST CORNER OF LOT 8, THENCE SOUTH 89 degrees 59'35" WEST

250.00 FEET ALONG THE NORTH LINE OF LOTS 9 THROUGH 18 OF SAID BLOCK 2, SOUTHGATE PARK, PLAT "A" TO THE NORTHWEST CORNER OF LOT 18 THEREOF; THENCE SOUTH 00 degrees 05'00" WEST 120.00 FEET TO THE SOUTHWEST CORNER OF SAID LOT 18; THENCE SOUTH 89 degrees 59'35" WEST 90.47 FEET TO THE EAST LINE OF MAIN STREET; THENCE NORTH 00 degrees 02'52" EAST 1,452.00 FEET ALONG THE EAST LINE OF MAIN STREET TO A POINT WHICH IS 35.00 FEET NORTH OF SOUTH LINE OF LOT 23, OF BLOCK 1, BURTON PLACE; THENCE NORTH 89 degrees 55'50" EAST 81.42 FEET TO A POINT ON THE WEST LINE OF LOT 20, OF SAID BLOCK 1, BURTON PLACE; THENCE NORTH 00 degrees 02'52" EAST 75.60 FEET ALONG THE WEST LINE OF SAID LOT 20 TO THE NORTHWEST CORNER THEREOF; THENCE NORTH 89 degrees 55'50" EAST 275.00 FEET ALONG THE NORTH LINE OF LOTS 10 THROUGH 20 INCLUSIVE, OF SAID BLOCK 1, BURTON PLACE TO THE NORTHEAST CORNER OF SAID LOT 10; THENCE SOUTH 00 degrees 05'00" WEST 110.60 FEET TO THE SOUTHEAST CORNER OF SAID LOT 10; THENCE NORTH 89 degrees 55'50" EAST 1.00 FEET TO THE NORTHWEST CORNER OF LOT 12, OAKLAND PALCE SUBDIVISION; THENCE SOUTH 00 degrees 05'00" WEST 1.50 FEET THENCE NORTH 89 degrees 55'50" EAST 91.00 FEET; THENCE NORTH 00 degrees 05'00" EAST 1.50 FEET; THENCE NORTH 89 degrees 55'50" EAST ALONG THE SOUTH LINE OF LOTS 6 THROUGH 1, BLOCK 1, OF SAID BURTON PLACE
239.00 FEET TO THE POINT OF BEGINNING.

2. PARCEL 2

ALL OF LOTS 1 THROUGH 8, INCLUSIVE, ALL OF LOTS 13 THROUGH 21, INCLUSIVE , THE EAST 15 FEET OF LOT 22, ALL OF LOTS 89 THROUGH 96, INCLUSIVE, ALL OF LOTS 101 THROUGH 106, INCLUSIVE, AND ALL OF LOT 108, IN BLOCK 1, SOUTHGATE PARK, PLAT "A", ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN SALT LAKE COUNTY RECORDER'S OFFICE.

                                    EXHIBIT B

                                ESCROW AGREEMENT

                  THIS ESCROW AGREEMENT (the "Agreement") is entered into as of this 15th day of December, 2003, by and among ROCKY MOUNTAIN MEDICAL CENTER, INC., a Delaware corporation ("Rocky Mountain"), and BOARD OF EDUCATION OF GRANITE SCHOOL DISTRICT, a body corporate of the State of Utah ("Granite") and MERRILL TITLE COMPANY, whose address is 6965 Union Park Center, Suite 200, Midvale, Utah 84047 (the "Escrow Agent"), and is made with respect to the following:

                                    RECITALS:

                  WHEREAS, Rocky Mountain is the owner of certain property located at approximately 2500 South State Street in Salt Lake City, Salt Lake County, Utah consisting of approximately 23.50 acres, more particularly described in Exhibit "A" hereto (the "Property"); and

                  WHEREAS, Rocky Mountain and Granite entered into a Purchase and Sale Agreement with an effective date of December 15, 2003, (the "Purchase Agreement"; capitalized terms used but not otherwise defined herein shall have the same meaning as in the Purchase Agreement), under which Rocky Mountain agreed subject to and upon the terms and conditions of the Purchase Agreement to sell the Property to Granite and Granite agreed to purchase the Property from Rocky Mountain; and

                  WHEREAS, pursuant to the Purchase Agreement, Granite is depositing herewith into escrow with Escrow Agent the principal sum of $125,000 as the Initial Deposit; and

                  WHEREAS, Escrow Agent has agreed to hold the Deposit, together with all accrued interest thereon, and disburse the same according to the terms hereof and the Purchase Agreement;.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms of the Purchase Agreement, the parties hereto agree as follows:

                  1. RECITALS. The recitals set forth hereinabove are accurate and incorporated herein by this reference as if fully set forth.

                  2. DEPOSIT INTO ESCROW. Concurrently herewith, Escrow Agent has received: (a) an executed copy of the Purchase Agreement; and (b) One Hundred Twenty-Five Thousand and no/100 Dollars ($125,000.00) delivered to Escrow Agent from Granite by wire transfer or certified funds, being the Initial Deposit.

                  3. ESCROW ACCOUNT. Upon the execution of this Agreement, subject to the provisions and requirements of the Purchase Agreement, Escrow Agent shall establish an interest- bearing escrow account for the Deposit for the benefit of Rocky Mountain and Granite (the "Escrow Account") that is fully federally insured and deposit into the Escrow Account the Initial Deposit, with all interest accrued thereunder, to be reported under the federal tax identification number of the party which ultimately receives the Initial Deposit. The tax identification number for Granite is 87-6000494 and the tax identification number for Rocky Mountain is 62-1795213.

                  4. ADDITIONAL ESCROW DEPOSITS. In addition to the Initial Deposit, pursuant to the terms of the Purchase Agreement, unless Granite has terminated the Purchase Agreement on or before the Due Diligence Deadline pursuant to the terms of the Purchase Agreement, Granite shall deposit an additional One Hundred Twenty-Five Hundred Thousand Dollars ($125,000.00) into escrow with Escrow Agent, by wire transfer or in certified funds (the "Additional Deposit") within ten (10) days after the Due Diligence Deadline (the Initial Deposit and the Additional Deposit, if any, including all interest accrued thereon, being hereafter collectively referred to as the "Deposit").

                  5. DISBURSEMENT OF DEPOSIT. Escrow Agent shall disburse the Deposit as follows:

                  (a) In the event Rocky Mountain and Granite hereafter execute a written agreement or joint letter to Escrow Agent directing how the Deposit shall be disbursed, Escrow Agent shall disburse that portion of the Deposit according to the same; or

                           (b) In the event the transaction contemplated by the Purchase Agreement closes, the entire Deposit shall be disbursed to Rocky Mountain and applied to the Purchase Price for the Property; or

                           (c) In the event the Purchase Agreement is timely terminated by Granite pursuant to a right to do so expressly provided in the Purchase Agreement and Granite is not in breach thereof, the entire Deposit shall be disbursed to Granite, less any escrow fees owed by Granite under the Purchase Agreement; or

                           (d) In the event of a breach by Granite of the Purchase Agreement, the Deposit shall be disbursed to Rocky Mountain, less any escrow fees owed by Rocky Mountain under the Purchase Agreement; or

                           (e) In the event of a breach by Rocky Mountain of the Purchase Agreement that results in the failure of the transaction to close, if Granite is not in breach under the Purchase Agreement, the Deposit shall be returned to Granite.

                  6. CLOSING AND TITLE INSURANCE. Absent termination of this Agreement and return of the Deposit to the party entitled thereto pursuant to the terms of the Purchase Agreement, Escrow Agent agrees to assist with the Closing as requested by Rocky Mountain or

Granite and to provide any title work or insurance pertaining thereto, including the Title Policy, as defined in the Purchase Agreement.

                  7. FEES. The Escrow Agent agrees that any fee for the services performed by it under this Agreement shall be paid for one-half by Granite and one-half by Rocky Mountain at the Closing.

                  8. DEFINED TERMS. The terms not otherwise defined in this Agreement shall have the definition and meaning given to them in the Purchase Agreement.

                  9.       ESCROW AGENT.

                           (a) Escrow Agent shall hold possession of and solely keep the Deposit and all of the items delivered to Escrow Agent hereunder subject to the terms and conditions of this Agreement, and shall deliver and dispose of the same according to the terms and conditions hereof and the Purchase Agreement, and shall deal with the parties hereto fairly and impartially according to the intent of the parties as herein expressed, provided however that Escrow Agent is to be considered as a depository only, shall not be deemed to be a party to any document other than this Agreement, and shall not be responsible or liable in any manner whatsoever for the sufficiency, manner of execution, or validity of any written instructions, certificates or any of the escrow items received by it, nor as to the identity, authority or rights of any persons executing the same. Escrow Agent shall be entitled to rely at all times on instructions given by or on behalf of Granite and Rocky Mountain, through their authorized representatives, as the case may be and as required hereunder, without any necessity of verifying the authority therefor.

                           (b) Escrow Agent shall not at any time be held liable for actions taken or omitted to be taken in good faith and without negligence.

                           (c) In taking or omitting to take any action whatsoever hereunder, Escrow Agent shall be protected in relying upon any notice, paper, or other document believed by it to be genuine, or upon evidence deemed by it to be sufficient, and in no event shall Escrow Agent be liable hereunder for any act performed or omitted to be performed by it hereunder in the absence of negligence, bad faith, or intentional misconduct. Escrow Agent may, at its expense, consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith and without negligence in accordance with the advice of such counsel.

                  10. TERM OF AGREEMENT. The term of this Agreement shall be from and after the date of this Agreement as hereinafter set forth to and including the earlier of completion of the requirements and the events set forth herein or the termination hereof by written agreement of all of the parties hereto.

                  11. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

                  12. GOVERNING LAW. This Agreement is intended to be and shall be governed in all respects by the laws of the State of Utah applicable to contracts made and to be performed wholly within that state.

                  13. ENTIRE AGREEMENT. Other than the Purchase Agreement between Rocky Mountain and Granite and the exhibits and closing documents pertaining thereto, this Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations, or warranties relating to the subject matter of this Agreement that are not set forth herein or therein. No modification of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

                  14. CONSTRUCTION. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

                  15. NOTICE. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if either personally delivered (at each of the addresses set forth below) or if sent by certified or registered mail, postage prepaid, return receipt requested:

                  If to Rocky Mountain:     Rocky Mountain Medical Center, Inc.
                                            c/o IASIS Healthcare Corporation
                                            Attn: General Counsel
                                            Dover Center
                                            113 Seaboard Lane, Suite A200
                                            Franklin,TN 37067

                  with a copy to:           Bass, Berry & Sims PLC
                                            2700 AmSouth Center
                                            315 Deaderick Street
                                            Nashville, TN 37238
                                            Attn: James S. Tate, Jr.

                  If to Granite:            Granite School District
                                            Attn: David F. Garrett
                                            Business Administrator
                                            340 East 3545 South
                                            Salt Lake City, UT 84115
                  with a copy to:           Daniel W. Anderson, Esq.
                                            FABIAN & CLENDENIN
                                            215 South State Street, Suite 1200
                                            Salt Lake City, Utah 84111
                                            Telephone: (801) 323-2223
                                            Facsimile: (801) 532-3370

                  If to Escrow Agent        Merrill Title Company
                                            6965 Union Park Center
                                            Suite 200
                                            Midvale, UT 84047
                                            Attn: MARTIN W. MERRILL

Notice shall be deemed given on receipt. Any party may change its address for purposes of this Paragraph 15 by giving the other parties written notice of the new address in the manner set forth above.

                  16.      ESCROW DISCLAIMERS.

                           (a) The parties shall promptly comply with the terms of this Agreement and shall execute and deliver to the Escrow Agent, on demand, all papers, documents, instruments, releases and monies required of them to consummate this transaction.

                           (b) The Escrow Agent's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by the Escrow Agent, and to the disposition of the same in accordance with the written instruments delivered in this escrow.

                           (c) Should any dispute arise between or among the parties, or should conflicting demands or notices be served upon the Escrow Agent by the parties or any third parties, the Escrow Agent may, at its sole option, but without limiting its other rights, do any or all of the following: (i) stop all proceedings in the performance of this escrow and withhold the delivery of any documents or funds in its possession until said conflicts are resolved and proof thereof, satisfactory to the Escrow Agent, is deposited in escrow; (ii) deliver the escrow file and all related documents related to the Escrow Agent's attorney with instructions to attempt to resolve the dispute or conflict and to pay to said attorney forthwith, out of any funds on deposit in escrow, his costs and reasonable fees; or (iii) file a suit in interpleader or for declaratory judgment or for other relief. If such suit be reasonably brought, the Escrow Agent shall be released and discharged from any liability and obligation to further perform any duties in connection with this escrow other than as herein provided.

                           (d)      Where the context of this Agreement
         requires, the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the words person or party shall include all entities recognized under the laws of the

         State of Utah. This Agreement may be executed in any number of counterparts, each of which shall be construed as and be effective as an original.

                           (e) This Agreement shall inure to the benefit of and be binding upon the successors and assigns, of the parties hereto who agree that time is of the essence for these and all additional or changed instructions.

                           (f) The foregoing terms, conditions, provisions and instructions have been read and are understood and agreed to by each of the parties hereto, each of whom acknowledge receipt of a copy thereof.

                  WHEREAS, the parties hereto have executed this Escrow Agreement on the date first above stated.

                                            ROCKY MOUNTAIN MEDICAL CENTER, INC.,
                                            a Delaware corporation

                                            By /s/ W. Carl Whitmer
                                               ---------------------------------
                                                 Name: W. Carl Whitmer
                                                 Its: Vice President

                                            BOARD OF EDUCATION OF GRANITE
                                            SCHOOL DISTRICT, a body corporate
                                            of the State of Utah

                                            By /s/ Sarah R. Meier
                                               ---------------------------------
                                                 Name: Sarah R. Meier
                                                 Its:  President

                                            ACCEPTED BY ESCROW AGENT this 15th
                                            day of December, 2003

                                            MERRILL TITLE COMPANY,
                                            a Utah corporation

                                            By /s/ Martin W. Merrill
                                               ---------------------------------
                                                Name:  Martin W. Merrill
                                                Its:   President

                                    EXHIBIT A
                               TO ESCROW AGREEMENT

         BOUNDARY DESCRIPTION/LEGAL DESCRIPTION:

TOGETHER WITH A TEMPORARY EASEMENT AS DEFINED AND DESCRIBED IN THAT CERTAIN AGREEMENT FOR EASEMENT, DATED NOVEMBER 27, 1990 AND RECORDED NOVEMBER 30, 1990 AS ENTRY NO. 4995245 IN BOOK 6272 AT PAGE 606, SALT LAKE COUNTY RECORDER'S OFFICE, THE LAND AFFECTED BY THE SAID AGREEMENT IS DESCRIBED AS FOLLOWS:

A PORTION OF LOT 1, BLOCK 1, BURTON PLACE, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN THE SALT LAKE COUNTY RECORDER'S OFFICE, MORE PARTICULARLY DESCRIBED AS FOLLOWS: A STRIP OF LAND 4 1/2 FEET WIDE RUNNING EAST-WEST ALONG AND IMMEDIATELY NORTH OF THE NORTHERN BORDER OF THE EAST 104.00 FEET OF THE HEREIN DESCRIBED PARCEL 1.

_ PARCEL 1

BEGINNING AT A POINT ON THE WEST LINE OF STATE STREET, SAID POINT ALSO BEING THE NORTHEAST CORNER OF LOT 6, BLOCK 1, OAKLAND PLACE SUDIVISION, SAID POINT ALSO BEING NORTH 00 degrees 05'00" EAST 1,756.83 FEET AND SOUTH 89 degrees 55'50" WEST 66.00 FEET FROM THE FOUND COUNTY MONUMENT AT THE INTERSECTION OF STATE STREET AND 2700 SOUTH STREET, CITY OF SOUTH SALT LAKE, UTAH AND RUNNING THENCE SOUTH 00 degrees 05'00" WEST 54.00 FEET ALONG SAID WEST LINE; THENCE SOUTH 89 degrees 55'50" WEST 172.50 FEET TO THE CENTER OF A VACATED ALLEY; THENCE SOUTH 00 degrees 05'00" WEST 111.00 FEET ALONG THE CENTER LINE OF SAID VACATED ALLEY TO THE NORTH LINE OF THE VACATED OAKLAND AVENUE; THENCE NORTH 89 degrees 55'50" EAST 172.50 FEET ALONG THE NORTH LINE OF SAID VACATED OAKLAND AVENUE TO THE WEST LINE OF STATE STREET, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF LOT 1, BLOCK 1, OAKLAND PLACE SUBDIVISION; THENCE SOUTH 00 degrees 05'00" WEST 983.86 FEET ALONG THE WEST LINE OF SAID STATE STREET TO THE CENTER LINE OF VACATED CRYSTAL AVENUE; THENCE SOUTH 89 degrees 57'56" WEST 146.00 FEET ALONG THE CENTER LINE OF SAID CRYSTAL AVENUE; THENCE SOUTH 00 degrees 05'00" WEST 258.82 FEET ALONG THE EAST LINE OF LOTS 1 AND 106 , OF BLOCK 2, SOUTHGATE PARK, PLAT "A", AND EXTENDED; THENCE NORTH 89 degrees 59'35" EAST 146.00 FEET TO THE WEST LINE OF SAID STATE STREET; THENCE SOUTH 00 degrees 05'00" WEST 10.00 FEET ALONG THE WEST LINE OF STATE STREET TO THE SOUTHEAST CORNER OF LOT 111, OF SAID BLOCK 2, SOUTHGATE PARK, PLAT "A"; THENCE SOUTH 89 degrees 59'35" WEST 346.00 FEET ALONG THE SOUTH LINE OF LOTS 1 THROUGH 8 INCLUSIVE AND 111, OF SAID BLOCK 2, SOUTHGATE PARK, PLAT "A" TO THE SOUTHWEST CORNER OF LOT 8 THEREOF; THENCE NORTH 00 degrees 05'00" EAST 120.00 FEET TO THE NORTHWEST CORNER OF LOT 8, THENCE SOUTH 89 degrees 59'35" WEST

250.00 FEET ALONG THE NORTH LINE OF LOTS 9 THROUGH 18 OF SAID BLOCK 2, SOUTHGATE PARK, PLAT "A" TO THE NORTHWEST CORNER OF LOT 18 THEREOF; THENCE SOUTH 00 degrees 05'00" WEST 120.00 FEET TO THE SOUTHWEST CORNER OF SAID LOT 18; THENCE SOUTH 89 degrees 59'35" WEST 90.47 FEET TO THE EAST LINE OF MAIN STREET; THENCE NORTH 00 degrees 02'52" EAST 1,452.00 FEET ALONG THE EAST LINE OF MAIN STREET TO A POINT WHICH IS 35.00 FEET NORTH OF SOUTH LINE OF LOT 23, OF BLOCK 1, BURTON PLACE; THENCE NORTH 89 degrees 55'50" EAST 81.42 FEET TO A POINT ON THE WEST LINE OF LOT 20, OF SAID BLOCK 1, BURTON PLACE; THENCE NORTH 00 degrees 02'52" EAST 75.60 FEET ALONG THE WEST LINE OF SAID LOT 20 TO THE NORTHWEST CORNER THEREOF; THENCE NORTH 89 degrees 55'50" EAST 275.00 FEET ALONG THE NORTH LINE OF LOTS 10 THROUGH 20 INCLUSIVE, OF SAID BLOCK 1, BURTON PLACE TO THE NORTHEAST CORNER OF SAID LOT 10; THENCE SOUTH 00 degrees 05'00" WEST 110.60 FEET TO THE SOUTHEAST CORNER OF SAID LOT 10; THENCE NORTH 89 degrees 55'50" EAST 1.00 FEET TO THE NORTHWEST CORNER OF LOT 12, OAKLAND PALCE SUBDIVISION; THENCE SOUTH 00 degrees 05'00" WEST 1.50 FEET THENCE NORTH 89 degrees 55'50" EAST 91.00 FEET; THENCE NORTH 00 degrees 05'00" EAST 1.50 FEET; THENCE NORTH 89 degrees 55'50" EAST ALONG THE SOUTH LINE OF LOTS 6 THROUGH 1, BLOCK 1, OF SAID BURTON PLACE
239.00 FEET TO THE POINT OF BEGINNING.

_ PARCEL 2

ALL OF LOTS 1 THROUGH 8, INCLUSIVE, ALL OF LOTS 13 THROUGH 21, INCLUSIVE , THE EAST 15 FEET OF LOT 22, ALL OF LOTS 89 THROUGH 96, INCLUSIVE, ALL OF LOTS 101 THROUGH 106, INCLUSIVE, AND ALL OF LOT 108, IN BLOCK 1, SOUTHGATE PARK, PLAT "A", ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN SALT LAKE COUNTY RECORDER'S OFFICE.

                                  EXHIBITS C-H

The form and content of Exhibits C through H, inclusive, shall be agreed upon by the parties, in the discretion of each, on or before the Due Diligence Deadline. If the parties fail to agree on the form and content of any of those documents on or before the Due Diligence Deadline, then this Agreement may be terminated by either party and (1) the parties thereafter shall have no further obligation to each other hereunder (except as provided in Section 10.2 of this Agreement) and (2) the Escrow Agent shall return the deposit to Granite.

                                       1